Exhibit 99.1

Plains Exploration & Production Company 700 Milam, Suite 3100, Houston, TX 77002 www.pxp.com

NEWS RELEASE

FOR IMMEDIATE RELEASE

PXP Announces Significant Gulf of Mexico Acquisition,

59.5 Thousand Barrels of Oil Equivalent per Day of Current Net Production Added,

A Decade of Development Inventory Added, and

Net Cash Flow Provided by Operating Activities Substantially Increased

Houston, Texas, September 10, 2012 - Plains Exploration & Production Company (NYSE: PXP) (“PXP” or the “Company”) today announces it has entered into a definitive agreement to acquire from BP Exploration & Production Inc. and BP America Production Company (“BP”) all of their interests in certain deepwater Gulf of Mexico oil and gas properties for $5.55 billion. The properties include the BP-Operated Marlin, Dorado and King Fields (collectively the Marlin Hub, 100% working interest), BP-Operated Horn Mountain Field (working interest 100%), BP-Operated Holstein Field (working interest 50%), BP non-operated Diana-Hoover Field (33.33% working interest, operated by ExxonMobil) and BP non-operated Ram Powell Field (31% working interest, operated by Shell Offshore Inc.).

At the end of July 2012, these properties were producing an estimated 59,500 barrels of oil equivalent net per day of which nearly 84% is oil and natural gas liquids with an average American Petroleum Institute gravity of 34 degrees. Significant upside production potential exists in the currently producing reservoirs through numerous low risk, high-margin drilling/recompletion and well workover opportunities. The transaction is subject to preferential rights, title and environmental due diligence and other customary closing conditions. This transaction is effective October 1, 2012 and is expected to close by year-end 2012.

Initial acquisition financing is being fully underwritten by a consortium of banks led by J.P. Morgan Securities LLC. The bank group consists of J.P. Morgan Chase Bank, N.A., Bank of America, N.A., BMO Capital Markets, Barclays Bank PLC, Citigroup Global Markets Inc., Royal Bank of Canada, The Bank of Nova Scotia, TD Securities, and Wells Fargo Bank, N.A. J.P. Morgan Securities LLC and Barclays Capital Inc. advised PXP on this transaction.

CONFERENCE CALL

PXP will host a conference call today, September 10, at 8:00 a.m. Central Time. Investors wishing to participate in the conference call may dial 1-800-567-9836 or 1-973-935-8460. The conference call and replay ID is: 27752525. The replay can be accessed by dialing 1-855-859-2056 or 1-404-537-3406. A live webcast of the conference call and operating and financial guidance slides including a 2013 and 2014 summary will be available in the Investor Information section of PXP’s website at www.pxp.com.

ANALYST MEETING

PXP will host an Analyst Meeting in New York City on Wednesday, September 12, 2012, beginning at 9:00 a.m. Eastern Time. A live webcast and presentation material will be available in the Investor Information section of PXP’s website, www.pxp.com, with a webcast replay available following the meeting. Space is limited so pre-registration is required. Please contact Joanna Pankey at jpankey@pxp.com or 713-579-6063.

PXP is an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas in California, Texas, Louisiana, and the Gulf of Mexico. PXP is headquartered in Houston, Texas.

ADDITIONAL INFORMATION & FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information regarding PXP that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that PXP expects, believes or anticipates will or may occur in the future are forward-looking statements.

These include statements regarding:

*	completion of the proposed acquisition

*	completion of the proposed financing,

*	reserve and production estimates,

*	oil and gas prices,

*	the impact of derivative positions,

*	production expense estimates,

*	cash flow estimates,

*	future financial performance,

*	capital and credit market conditions,

*	planned capital expenditures, and

*	other matters that are discussed in PXP’s filings with the SEC.

These statements are based on our current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to our filings with the SEC, including our Form 10-K, for a discussion of these risks.

References to quantities of oil or natural gas may include amounts that the Company believes will ultimately be produced, but that are not yet classified as “proved reserves” under SEC definitions.

All forward-looking statements in this press release are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this press release and our other filings with the SEC. Moreover, although we believe the expectations reflected in the forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material. Except as required by law, we do not intend to update these forward-looking statements and information.